UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Campus Drive, 3rd Floor San Mateo, California	94403-2538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 522-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 15, 2007, Serena Software, Inc. (“Serena”) announced its intention to correct a misclassification in its consolidated statement of cash flows for the period from March 10, 2006 to January 31, 2007. Serena subsequently conducted, with the assistance of its independent registered public accounting firm, KPMG LLP, a detailed review of Serena’s consolidated statements of cash flows for the fiscal years ended January 31, 2007, 2006 and 2005. Based on this review, Serena has determined to correct additional misclassifications contained in its annual and quarterly consolidated statements of cash flows for 2007, 2006 and 2005, and has concluded that the consolidated statements of cash flows for such periods should no longer be relied upon. The restatement of Serena’s consolidated statements of cash flows will have no impact on the total of cash and cash equivalents and short term investments for previously reported periods. The relevant executive officers of Serena have met and discussed with KPMG, LLP the matters related to this item 4.02(a).

Item 7.01	Regulation FD Disclosure

Serena expects to finalize the restatement of its consolidated statement of cash flows for the fiscal years ended January 31, 2007, 2006 and 2005 and file an amended annual report on Form 10-K/A as soon as practicable, and thereafter file its quarterly report on Form 10-Q for the quarter ended April 30, 2007 (“Form 10-Q”) on or before July 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Robert I. Pender, Jr.
Name:	Robert I. Pender, Jr.
Title:	Senior Vice President, Finance and Administration, Chief Financial Officer

Date: July 5, 2007